Exhibit 32.2

Statement of Chief Financial Officer

Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Michael P. Monahan, the Chief Financial Officer of Nutrisystem, Inc. (the “Company”), hereby certifies that based on the undersigned’s knowledge:

1)

The Company’s Annual Report on Form 10-K/A for the period ended December 31, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 28, 2019	/S/ MICHAEL P. MONAHAN
Executive Vice President and Chief Financial Officer